UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ATLANTIC AMERICAN CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 10, 2026
Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 at 10:00 A.M., Eastern Time, on November 10, 2026, for the following purposes:
(1)	To elect six (6) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on October 9, 2026 will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET, TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED WHEN MAILING THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors,

Hilton H. Howell, Jr.
President, Chief Executive Officer and Chairman of the Board

October 23, 2026
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 10, 2026

GENERAL
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the Company’s 2026 Annual Meeting of Shareholders (the “Meeting” or the “2026 Annual Meeting”) to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet or by telephone as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted (1) FOR the election of each of the nominees for director listed under the caption “Election of Directors,” and (2) FOR the ratification of the appointment of Forvis Mazars, LLP (“Forvis”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about October 23, 2026.
Only holders of record of issued and outstanding shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) as of the close of business on October 9, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 20,397,288 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote with respect to each of the six (6) nominees for director, and one vote on each other matter to be acted upon at the Meeting. Cumulative voting for directors is not allowed.
VOTING
If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other nominee), you must either direct the “record holder” (i.e., the broker, bank or other nominee) of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.
We encourage shareholders who hold shares in street name to provide instructions to the record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Meeting. If shares are held through a broker, bank or other nominee, that record holder, under certain circumstances, may exercise its discretionary authority to vote the shares without instructions. On certain “routine” matters, record holders have authority to, although are not required to, vote their customers’ shares if the customers do not provide voting instructions. The proposal to ratify the appointment of Forvis as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is considered a routine matter. When a broker, bank or other nominee votes its customer’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. When a broker, bank or other nominee does not exercise its discretionary authority to vote a customer’s shares on a routine matter if the customer does not provide voting instructions, these shares are still counted for purposes of establishing a quorum, but have no effect on the outcome of such matter.
On “non-routine” matters, if the broker, bank or other nominee has not received voting instructions from the beneficial shareholder, the broker, bank or other nominee cannot vote the shares on that matter, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of shares voted for or against any non-routine matter to be acted upon at the Meeting. The proposal relating to the election of the directors is considered a non-routine matter.

REVOKING A PROXY
Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.
VOTE REQUIRED
A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to have the quorum necessary to transact business. Abstentions and “broker non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “broker non-vote” on any proposal occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker, bank or other nominee has not received instructions from the beneficial owner and does not have, or declines to exercise, discretionary authority to vote with respect to such other proposal.
Pursuant to the Georgia Business Corporation Code and the Company’s bylaws, directors are elected by a plurality of votes cast, meaning that the six director nominees receiving the highest number of votes cast “FOR” their election will be elected as directors. The affirmative vote of a majority of the shares of Common Stock represented at the Meeting and entitled to vote is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm.
The tables below set forth the impact of each voting option, and the impact of abstentions and broker non-votes, with respect to the outcome of each of the proposals to be voted on at the Meeting.

Proposal	Required Vote	Vote Impact
		For	Withhold/Against	Abstain	Broker Non-Votes
1. Election of Directors	Plurality of votes cast	For the director nominee(s)	No effect	—	No effect
2. Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of shares represented and entitled to vote	For the proposal	Against the proposal	Against the proposal	—

EXPENSES OF SOLICITATION
The costs of soliciting proxies for the Meeting will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, personal interview, electronic communication such as email, or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.
HOUSEHOLDING
In order to reduce expenses, Securities and Exchange Commission (“SEC”) rules known as “householding” permit us to send: (i) a single annual report and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials (if applicable) to multiple shareholders of record who share an address, unless we have received contrary instructions from one or more of the shareholders. A shareholder of record at a shared address may request additional copies of the annual report, proxy statement or Notice of Internet Availability of Proxy Materials (if applicable): (1) online through www.proxyvote.com, (2) via email at sendmaterial@proxyvote.com or (3) by phone at 1-800-579-1639. If you are a beneficial owner, you may revoke your consent to householding by notifying your broker, bank or other nominee. Shareholders of record sharing an address may also request delivery of a single copy of the annual report or proxy statement by request as described above.

ANNUAL REPORT
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 is being provided with this proxy statement.
1.	ELECTION OF DIRECTORS
One of the purposes of the Meeting is to elect six individuals to serve as Directors, to hold office until the Company’s next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors, or the Board of Directors may reduce the number of Director nominees accordingly.
All of the nominees for election to the Board of Directors have been nominated by the Board upon the recommendation of the controlling shareholder of the Company. All of the nominees for director are currently Directors of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.
The following sets forth the names, ages, positions, and biographies as of September 1, 2026 of the six nominees for Director to be voted on at the Meeting:

Name	Age	Position with the Company
Hilton H. Howell, Jr.	64	Chairman of the Board, President and Chief Executive Officer
Robin R. Howell	62	Director
Mark E. Preisinger	66	Director
Joseph M. Scheerer	52	Director
Scott G. Thompson	81	Director
D. Keehln Wheeler	65	Director

The biographies of each of the nominees for Director contain information regarding, as applicable, the person’s service as a director to the Company, business, educational, and other professional experience, director positions with any other “publicly traded” company held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a Director of the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group at any time, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to effectively fulfill its responsibilities.
Hilton H. Howell, Jr. has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. During his tenure with the Company, Mr. Howell has also served in various capacities for the Company’s subsidiaries. He is actively engaged in key decision making of each of the Company’s operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the Company’s subsidiaries’ independent agents. He has been a Director of the Company since October 1992 and, beginning in February 2009, assumed the role of Chairman of the Board of Directors. Mr. Howell also serves as the executive chairman and chief executive officer, and a director, of Gray Media, Inc., (formerly Gray Television, Inc., “Gray”) a leading media company. Given the size of the Company and the scope of its operations, the Board of Directors has concluded that Mr. Howell, due to his high level of involvement, can serve effectively roles of Chairman of the Board, President and Chief Executive Officer. In addition to being very familiar with our Company, Mr. Howell is also a former attorney. His background provides additional perspective to the decisions facing not only our Company but also the Board of Directors. Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge, which is beneficial to the Board of Directors. Mr. Howell is the son-in-law of Harriett J. Robinson, the estate of whom is a greater than 5% holder of the outstanding shares of Common Stock of the Company. He is also Mrs. Howell’s husband.
Robin R. Howell has been a Director of the Company since May 2012. She has served as Vice President and a Director of both Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1992. Mrs. Howell also serves on the board of Gray. She is a former Chairman of the Board of Farmer’s and Merchant’s Bank and a former director of Premier Bancshares, Inc. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and she has held a number of management and oversight roles in various businesses in which her family maintains an interest. Mrs. Howell is active in the community, including having served as Chair of the Board of Directors and Executive Committee of the High Museum of Art, on the Governing Board of the Woodruff Arts Center, and on the Board of Trustees of the Forward Arts Foundation. Mrs. Howell’s experience in board matters and the insurance industry and involvement at the executive level in various businesses is invaluable to the Board, and her numerous civic, social and academic associations provides valuable insight for the Company and elevates the Company’s profile in the community. Mrs. Howell is the wife of Mr. Howell and the daughter of Mrs. Robinson.
Mark E. Preisinger has been a Director of the Company since March 2016. He is the Director of Corporate Governance for The Coca-Cola Company, a beverage company with products sold in more than 200 countries and territories. In this capacity, his responsibilities include coordinating engagement between the company and its institutional and retail shareholders. He joined The Coca-Cola Company in 1984 and has managed a variety of domestic and international assignments for the business. Mr. Preisinger is an Emeritus member of the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware. He is a past member of the New York Stock Exchange Listed Company Advisory Board and the Board of Governors of the International Corporate Governance Network. He is also a past Co-Chairman of the Council of Institutional Investors and he has been listed on the NACD 100 most influential people in the boardroom. The Board believes Mr. Preisinger’s significant experience and insight into executive and corporate governance matters greatly benefit the Board and complement its perspectives.
Joseph M. Scheerer has been a Director of the Company since December 2014. Mr. Scheerer is the Chief Executive Officer of Stonybrook Capital & Risk Management, which was founded in 2012 and is a global specialist investment banking firm focused on the insurance industry. Mr. Scheerer is also a frequent speaker on the state of the insurance and reinsurance industries. Mr. Scheerer currently serves on the board of directors of AM Specialty Insurance Company and previously served on the board of directors of Irongate Reinsurance Company and Insurance Acquisition Corporation, of which he also served on the compensation committee. He is also the chairman of the investment and advisory committee of the Inter-Atlantic Stonybrook Insurance Technology fund. Mr. Scheerer graduated from the University of Pennsylvania with a Bachelor of Arts in Economics and International Relations. His extensive knowledge of the insurance industry provides valuable insight and perspective to the Board and is also a benefit and resource for management.
Scott G. Thompson has been a Director of the Company since February 1996. He serves as Chairman of the Board for American Southern Insurance Company, a subsidiary of the Company. He had been the President and Chief Executive Officer of that company from 2004 to 2025; prior thereto he had been the President and Chief Financial Officer of that company since 1984. Mr. Thompson is a certified public accountant and has been employed by American Southern for substantially his entire career. His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.
D. Keehln Wheeler has been a Director of the Company since June 2015. He is the Founder and former Chief Executive Officer of MaxMedia, a digital media marketing and branding agency based in Atlanta, Georgia which he founded in 1996. Mr. Wheeler has founded, or was a member of the board of, a number of successful companies. Mr. Wheeler’s prior board experience and his executive leadership and success in various digital media marketing and branding experiences provide additional expanded perspectives to the Board of Directors.
The Board of Directors recommends a vote FOR the election of each of the nominees for Director.
Board Leadership and Structure, and Risk Oversight
The Company is a “controlled company” and has historically experienced limited turnover in its senior management and Board of Directors. The Company maintains a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors. We believe that the Company, like many other publicly-traded and private companies, is well-served by this leadership structure. Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and guiding our strategic efforts. We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company. We believe that having one person serve as CEO and Chairman of the Board is appropriate and in the best interests of our Company and our shareholders at this time.
The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.
The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight. While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to the Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence to compliance and regulatory requirements. The Audit Committee also reviews and approves all transactions with related parties. On at least a quarterly basis, the Audit Committee receives a comprehensive report regarding the Company’s risk management activities. While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company. The full Board also engages in periodic discussions with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable. In addition, the Stock Option and Compensation Committee assists the Board in considering and evaluating potential risks that may arise through the implementation of our compensation programs and engages directly with all Board members, as and if necessary. We do not believe our compensation programs encourage unnecessary or excessive risk taking.
The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.
Pursuant to our bylaws (the “Bylaws”), any director who is an “independent director” under the listing standards of the Nasdaq Stock Market (the “Nasdaq Rules”) and not a member of the family of the controlling shareholder of the Company shall offer to resign from the Board upon reaching age 72 and not be eligible to stand for reelection to the Board following such individual having reached age 72, absent a waiver from such requirement, which waiver may only be granted by affirmative vote of the majority of the members of the Board, not including the affected member.
Committees of the Board of Directors
As a result of the level of beneficial ownership of our Common Stock by members of the Robinson and Howell families and their affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of the Nasdaq Rules. Accordingly, the Company is exempt from certain requirements of the Nasdaq Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation. Notwithstanding this, however, the Board of Directors has determined that the following individuals are independent pursuant to the Nasdaq Rules for purposes of serving as a member of the Board of Directors: Mark E. Preisinger, Joseph M. Scheerer and D. Keehln Wheeler.
The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.
The Executive Committee consists of Messrs. Howell and Wheeler, and Mrs. Howell. The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors.
The Stock Option and Compensation Committee consists of Messrs. Wheeler, Scheerer and Preisinger (Chairman), who are each independent pursuant to the Nasdaq Rules. The Stock Option and Compensation Committee’s function is to establish the number of equity incentive awards to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee met one time during 2025. Due to its status as a “controlled company” pursuant to Nasdaq Rules and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a written charter to govern the Stock Option and Compensation Committee’s functions or to engage a compensation consultant. The committee maintains the sole authority to fulfill its responsibilities and has not delegated any responsibilities except that the committee may from time to time authorize one or more officers of the Company to designate employees (other than executive officers of the Company) to receive awards under the Company’s 2022 Equity and Incentive Compensation Plan (the “2022 Plan”) and to determine the size of such awards, subject to the limitations set forth in the 2022 Plan. During the course of the committee’s decision process regarding compensation for the executive officers, the committee may seek input from Mr. Howell with respect to the performance of the other officers and other factors to consider in making compensation decisions.
The Audit Committee is currently composed of Messrs. Wheeler (Chairman), Scheerer and Preisinger. The Audit Committee oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes.
The Board of Directors has determined that all members of the Audit Committee are independent for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the Nasdaq Rules and the rules of the SEC. In addition, the Board of Directors has determined that Mr. Scheerer is an “audit committee financial expert” as defined by the SEC in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com. The Audit Committee met five times during 2025.
Due to its status as a controlled company pursuant to Nasdaq Rules and the related historically small turnover of its members, the Board has not historically foreseen the need to establish a separate nominating committee or adopt a written charter to govern the director nomination process. The Company’s controlling shareholder and the Board of Directors have generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary, in lieu of the full Board, and the Company’s management, with the input from the Company’s controlling shareholder. The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.
Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and, for the foregoing reasons, has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors, at the address and in the manner set forth below for communication with the Board.
Executive sessions of the independent members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings, but no less than annually at the first regular Board meeting in each calendar year.
The Board of Directors met four times in 2025. Each current Director attended all of the meetings of the Board and its committees of which he or she was a member during 2025. The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2025 annual meeting of shareholders, all of the Company’s directors were in attendance.
Shareholder Communications
Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.
Hedging Policy
To date the Company has not adopted a formal hedging policy applicable to its employees, officers or directors. Although the Company has not adopted any formal practices or policies specifically prohibiting transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, Company policy prohibits short sales and trading in puts, calls and other derivatives of Company stock.
Insider Trading Policy
The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company directors, officers and employees. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K.

Report of the Audit Committee
The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2025, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.
The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion thereon. Related to the 2025 audit, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Auditing Standard No. 1301, Communication with Audit Committees, issued by the PCAOB. In addition, the Committee has discussed with the Company’s independent auditors for the fiscal year ended December 31, 2025 the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter received as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services provided to the Company by Forvis Mazars, LLP with the maintenance of the auditors’ independence.
The Committee discussed with the Company’s independent auditors for the fiscal year ended December 31, 2025 the overall scope and plans for the 2025 audit. The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing its functions, the Committee acts in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with accounting principles generally accepted in the United States of America (“GAAP”).
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
THE AUDIT COMMITTEE

D. Keehln Wheeler, Chairman
Joseph M. Scheerer
Mark E. Preisinger

October 23, 2026

2.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is required by law and applicable Nasdaq Rules, as well as the Audit Committee Charter, to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
While shareholder ratification of the selection of Forvis as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of Forvis to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
A representative from Forvis is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.
Amounts paid to, or billed by, the Company’s independent registered public accounting firms, during the two most recent fiscal years by category were as follows:
Audit Fees
The Company has paid or expects to pay Forvis approximately $1,107,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2025 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2025. The Company paid Forvis approximately $682,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2024 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2024.
Audit-Related Fees
The Company has paid or expects to pay Forvis approximately $36,000 to audit the December 31, 2025 financial statements of The Atlantic American Corporation 401(k) Retirement Savings Plan (the “Plan”). During the fiscal year ended December 31, 2025, the Company paid Forvis approximately $36,000 to audit the December 31, 2024 financial statements of the Plan. During the fiscal year ended December 31, 2024, the Company paid Forvis approximately $32,400 for the audit of the December 31, 2023 financial statements of the Plan.
Tax Fees
There were no tax fees paid to Forvis in 2025 or 2024.
All Other Fees
Forvis did not provide any other category of products and services to the Company during the fiscal years ended December 31, 2025 or 2024 and, accordingly, no other fees were paid thereto in either 2025 or 2024.
The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2025 and 2024 were, approved in advance by the Audit Committee. Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by SEC rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.
The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the CFO, and must include a joint statement as to whether, in their view, the request is consistent with SEC rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.
The Board of Directors recommends a vote FOR the ratification of the appointment of Forvis as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth ownership information regarding our outstanding equity securities as of October 9, 2026 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each Director, which includes all Director nominees; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of the Company’s Directors and executive officers as a group. The address of each such person and entities controlled by such person is: c/o Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319. As of October 9, 2026, the Company had 20,397,228 shares of Common Stock outstanding.

	Common Stock(1)		Series D Preferred Stock(1)
Name of Stockholder	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Hilton H. Howell, Jr.	11,483,253(2)	56.30%	55,000	100%
Robin R. Howell	11,483,253(3)	56.30%	55,000	100%
Mark E. Preisinger	20,000	*	—	—
Joseph M. Scheerer	30,000	*	—	—
Scott G. Thompson	145,959	*	—	—
D. Keehln Wheeler	30,000	*	—	—
J. Ross Franklin(4)	36,942	*	—	—
Jill E. Robinson	10,854,537(5)	53.22%	55,000	100%
All directors and executive officers as a group (6 persons)	11,709,212(6)	57.41%	55,000	100%

*	Represents less than one percent.
(1)
All shares of stock are owned “beneficially” as set forth in the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of stock referred to in the table. Except upon the occurrence of certain events, shares of Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote. The shares of Series D Preferred Stock are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.

(2)
Includes: 517,272 shares of Common Stock held directly and 318,046 shares of Common Stock held pursuant to the Company’s 401(k) Plan. Also includes 10,647,935 shares of Common Stock and 55,000 shares of Series D Preferred Stock beneficially owned directly or indirectly by his wife, Robin Howell, with respect to which Mr. Howell disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(3)
Includes: 31,900 shares of Common Stock held directly; 2,175 shares of Common Stock held in an individual retirement account; 3,954,281 shares of Common Stock held in a trust, of which she serves as sole trustee; 408,765 shares of Common Stock held in a trust for the benefit of her children and of which she serves as sole trustee; and 835,318 shares of Common Stock owned directly or indirectly by her husband, Hilton H. Howell, Jr. Also includes 1,130,259 shares of Common Stock held in a trust of which she serves as co-trustee with her sister Ms. Jill Robinson; 5,120,555 shares of Common Stock owned by Gulf Capital Services, LLLP, which entity Mrs. Howell controls as general partner with Ms. Robinson; and 55,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company (“Delta Life”), which enity is controlled by Mrs. Howell and Ms. Robinson, and with respect to all such shares where Mrs. Howell has shared ownership with Ms. Robinson, Mrs. Howell disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(4)	Mr. Franklin resigned from his positions with the Company effective May 27, 2026.
(5)
Includes: 4,092,767 shares of Common Stock held in a trust, of which she serves as sole trustee; and 510,956 shares of Common Stock held in a trust for the benefit of her children and of which she serves as sole trustee. Also includes 1,130,259 shares of Common Stock held in a trust, of which she serves as co-trustee with her sister Mrs. Howell; 5,120,555 shares of Common Stock owned by Gulf Capital Services, LLLP, which entity Ms. Robinson controls as general partner with Mrs. Howell; and 55,000 shares of Series D Preferred Stock owned by Delta Life, which entity is controlled by Ms. Robinson and Mrs. Howell, and with respect to all such shares where Ms. Robinson has shared ownership with Mrs. Howell, Ms. Robinson disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(6)	See notes 2 through 5 above.

EXECUTIVE COMPENSATION
2025 Summary Compensation Table
There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2025 and 2024 by the: (i) Chairman, President and Chief Executive Officer of the Company and (ii) former Chief Financial Officer of the Company, who were the only executive officers of the Company during 2025 (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	All Other Compensation ($)	Total ($)(2)
Hilton H. Howell, Jr. Chairman of the Board, President and CEO	2025	600,000	850,000	—	165,566(3)	1,615,566
	2024	594,792	800,000	—	165,116	1,559,908

J. Ross Franklin Former Vice President, CFO and Secretary(4)	2025	427,220	375,000	—	62,670(5)	864,890
	2024	419,399	350,000	—	63,366	832,765

(1)	Discretionary bonuses awarded by the Stock Option and Compensation Committee.
(2)	For Mr. Howell, does not include amounts he may be deemed to have received pursuant to certain related party transactions described below under “Certain Relationships and Related Person Transactions.”
(3)
Includes fees paid in cash for serving as a director of the Company and subsidiaries of $134,000 (a portion of which would otherwise be reported in the “Fees Earned or Paid in Cash” column of the 2025 Director Compensation Table below) and 401(k) plan employer contributions of $31,500.

(4)	Mr. Franklin resigned from his positions with the Company effective May 27, 2026.
(5)	Includes fees paid in cash for serving as a director of subsidiaries of $24,000 and 401(k) plan employer contributions of $37,599.
Additional Narrative Disclosure
Retirement Benefits
The Company offers a tax-qualified 401(k) plan to its employees, under which participating employees may contribute a portion of their eligible compensation into their plan accounts. Each of the named executive officers was eligible to participate in the 401(k) plan during fiscal 2026. The Company makes matching contributions under the 401(k) plan equal to 35% of up to the first 6% of employee contributions, subject to tax-based limitations.
Severance and Change in Control Compensation
The Company does not have any arrangements in place with the named executive officers that provide for payments in connection with their termination of service or a change in control of the Company.
Timing of Option Awards
The Stock Option and Compensation Committee does not take material non-public information into account when determining the timing and terms of option awards, and the Company does not time the disclosure of material non-public information for the purpose of affecting the value of such awards.
Outstanding Equity Awards at 2025 Fiscal Year-End
The named executive officers did not hold any outstanding equity awards as of December 31, 2025.

Stock Awards
Name	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Hilton H. Howell, Jr.	—	—	—	—
J. Ross Franklin	—	—	—	—

Recovery Analysis under Clawback Policy
The Company’s Compensation Clawback Policy (the “Clawback Policy”) provides that the Company will recover excess incentive-based compensation paid to an executive officer when such compensation was based in whole or in part on financial results later subject to a restatement of the Company’s financial statements. The Clawback Policy specifies that following an accounting restatement, the Company will recover reasonably promptly any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (the “Incentive-Based Compensation”) and which exceeds the amount that would have been received under the restated financial results.
As further described in the Company’s Form 10-K for the year ended December 31, 2025, in connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2025, management identified errors relating to the recognition of due-premium receivables and related premium revenue within the Company’s group whole life and group accident and health business. Management concluded that the errors were not material, individually or in the aggregate, to the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2024. Management further concluded that correcting the cumulative errors entirely in the consolidated statement of operations for the year ended December 31, 2025 would result in a material misstatement of the Company’s 2025 results of operations. Accordingly, the Company has revised the 2024 financial information presented in the Form 10-K for the year ended December 31, 2025 to reflect the correction of the errors in the appropriate prior periods.
Because none of the compensation received by the Company’s executive officers during the applicable recovery period was based on the attainment of a financial reporting measure, the Company concluded that no recovery of Incentive-Based Compensation was required under the Clawback Policy as a result of the accounting restatement.

Pay Versus Performance Disclosure

Pay Versus Performance(1)
Year (a)	Summary Compensation Table (“SCT”) Total for PEO (b)	Compensation Actually Paid to PEO (c)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (e)(2)	Value of Initial Fixed $100 Investment Based On:	Net Income (loss) (in thousands) (g)(4)
					Total Shareholder Return (f)(3)
2025	$1,615,566	$1,615,566	$864,890	$864,890	$125.15	$6,017
2024	$1,559,908	$1,559,908	$832,765	$832,765	$117.22	$(1,393)
2023	$1,529,391	$1,529,391	$794,296	$794,296	$105.80	$(171)

(1)
Hilton H. Howell, Jr. was our principal executive officer (“PEO”) for the full year for each of 2025, 2024 and 2023. For each of 2025, 2024 and 2023, our only non-PEO named executive officer was J. Ross Franklin. Throughout this Pay Versus Performance Disclosure, we refer to certain “average” amounts for the non-PEO named executive officers, in accordance with SEC rules. However, in each such instance, the amounts disclosed are solely with respect to Mr. Franklin.

(2)
For each of 2025, 2024 and 2023 (each, a “Covered Year”), in determining both the compensation actually paid (“CAP”) to our PEO and the average CAP to our non-PEO named executive officers for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) for such Covered Year certain amounts to the extent required by SEC rules. As illustrated in the table below, no such adjustments were required for 2025, because neither of the applicable NEOs received or held equity compensation awards at any time during such year:

Item and Value Added (Deducted)	2025
For Mr. Howell:
- SCT “Stock Awards” column value	—
- SCT “Option Awards” column value	—
+ year-end fair value of outstanding equity awards granted in Covered Year	—
+/- change in fair value (from prior year-end to covered year-end) of outstanding equity awards granted in prior years	—
+ vesting date fair value of equity awards granted and vested in Covered Year	—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—
+ includable dividends/earnings on equity awards during Covered Year	—
For Non-PEO Named Executive Officers (Average):
- SCT “Stock Awards” column value	—
- SCT “Option Awards” column value	—
+ year-end fair value of outstanding equity awards granted in Covered Year	—
+/- change in fair value (from prior year-end to covered year-end) of outstanding equity awards granted in prior years	—
+ vesting date fair value of equity awards granted and vested in Covered Year	—
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	—
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—
+ includable dividends/earnings on equity awards during Covered Year	—

(3)
For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $1.00 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Global Market on December 31, 2022 through and including the last day of the fiscal year covered (each one-year, two-year and three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered Year-end values of such investment as of the end of 2025, 2024, and 2023, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
Net income is calculated in accordance with United States Generally Accepted Accounting Principles. The amount reported in this column for fiscal year 2024 has been updated from prior Pay Versus Performance disclosure to reflect the accounting restatement described above under “Recovery Analysis Under Clawback Policy.”

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP to the PEO and the average of the CAP to our non-PEO named executive officers (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

Relationship of Compensation Actually Paid to Total Shareholder Return
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
12/31/2022
2023
2024
2025
Covered Years
PEO Actual Pay
Ave. Non-PEO NEO Actual Pay
Company TSR

Relationship of Compensation Actually Paid to Company Net Income
Compensation Actually Paid
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Net Income (dollars in thousands)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
($2,000)
2023
2024
2025
Covered Years
PEO Actual Pay
Ave. Non-PEO NEO Actual Pay
Net Income

Compensation of Directors
During 2025, the Company’s policy was to pay all members of the Board of Directors $20,000 for each Board meeting attended, whether in person or telephonically, and $2,000 for each committee meeting attended, whether in person or telephonically. Beginning in 2026, the Company’s policy is to pay all members of the Board of Directors $25,000 for each Board meeting attended, and $2,000 for each committee meeting attended, in each case whether in person or telephonically. In addition, Directors were reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board. Pursuant to the Company’s 2022 Plan, Directors are eligible to receive stock options to purchase shares of Common Stock and other equity awards. No such awards were made in 2025 and 2024.

The following table provides information about the compensation paid or granted for services as a director of the Company for the year ended December 31, 2025. Hilton H. Howell, Jr. also served as a director of the Company during 2025. He did not receive any stock awards for such service, but did receive cash fees for his attendance at Board meetings. See the Summary Compensation Table for information on the total compensation paid to Mr. Howell for all services provided to the Company and its subsidiaries.

2025 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Robin R. Howell	80,000	—	—	80,000(1)
Mark E. Preisinger	90,000	—	—	90,000
Joseph M. Scheerer.	90,000	—	—	90,000
Scott G. Thompson	80,000	—	—(2)	80,000
D. Keehln Wheeler	90,000	—	—	90,000

(1)	Does not include amounts that may be deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Person Transactions.”
(2)	For Mr. Thompson, excludes compensation received as an employee of a subsidiary of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company currently leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from 4370 Peachtree LLC. 4370 Peachtree LLC is indirectly wholly-owned by Mrs. Robin Howell, a member of our Board of Directors and the wife of Hilton H. Howell, Jr., and her sister Ms. Jill Robinson. Under the terms of the lease, the Company pays annual rent of approximately $0.6 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The lease does not have a set termination date, but is terminable by either party with at least twelve months advance notice. In 2025 and 2024, the Company paid approximately $1.4 million and $1.2 million, respectively, to 4370 Peachtree LLC under the terms of the lease.
In 2025 and 2024, Gray paid the Company approximately $2.1 million and $2.2 million, respectively, in insurance premiums related to certain voluntary employee benefits plans. Mr. Howell is the executive chairman and chief executive officer, and a director, and Mrs. Howell is a director, of Gray.
The Company has outstanding 55,000 shares of its Series D Preferred Stock, all of which are owned by Delta Life. Delta Life is owned by Mrs. Robin Howell and her sister. In addition, Mr. Howell and Mrs. Howell are officers and/or directors of Delta Life. The outstanding shares of Series D Preferred Stock have a par value of $1 per share and redemption value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the Board of Directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,378,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option. The Series D Preferred Stock is not currently convertible. The Company had accrued, but unpaid, dividends, on the Series D Preferred Stock of $17,722 at December 31, 2025 and 2024. During 2025 and 2024, the Company paid Series D Preferred Stock dividends of $0.4 million.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of any class of the Company’s equity securities registered pursuant to the Exchange Act are required to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all such filings were timely completed during the year ended December 31, 2025. In making this determination, the Company has relied on written representations of its directors and executive officers and its receipt of copies of the reports that have been filed with the SEC.
OTHER BUSINESS
Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.
SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Proposals that shareholders wish to submit for inclusion in our proxy statement for the 2027 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be received by the Company no later than June 25, 2027, unless the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the 2026 annual meeting, in which case the deadline will be a reasonable time before the Company begins to print and send its proxy materials for the 2027 annual meeting. Any such proposal must also comply with the applicable requirements of Rule 14a-8 under Exchange Act.
In accordance with Rule 14a-4(c)(1) under the Exchange Act, if a shareholder has not given notice to the Company of any matter it intends to bring before the 2027 annual meeting of shareholders by September 8, 2027, the persons appointed as proxies for the 2027 annual meeting may exercise discretionary authority to vote on any such matter. However, if the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the 2026 annual meeting, then the persons appointed as proxies for the 2027 annual meeting may exercise discretionary authority vote on any such matter if notice thereof has not been received by the Company by a reasonable time before the Company sends its proxy materials for the 2027 annual meeting.

In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the 2027 annual meeting of shareholders other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices by September 11, 2027, unless the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the 2026 annual meeting, in which case notice must be provided by the later of 60 days before the date of the 2027 annual meeting or the 10th day following the date on which public announcement of the date of the 2027 annual meeting is first made by the Company.
Notice of shareholder proposals and other matters of business should be addressed to the Company’s President and mailed to the Company’s principal executive offices located at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000.

SCAN TO
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T04943-Z94100 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLANTIC AMERICAN CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees and FOR proposal 2:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Hilton H. Howell, Jr.	☐	☐
1b. Robin R. Howell	☐	☐
1c. Mark E. Preisinger	☐	☐
1d. Joseph M. Scheerer	☐	☐
1e. Scott G. Thompson	☐	☐
1f. D. Keehln Wheeler	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04944-Z94100

Proxy Solicitation on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on November 10, 2026.

The undersigned hereby appoints Hilton H. Howell, Jr. and Nickeesha Bates, or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned's behalf all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 10:00 A.M., Eastern Time, on November 10, 2026, at the principal executive offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia, and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Continued and to be signed on reverse side